Exhibit 99.1

Turning Point Brands Announces First Quarter 2026 Results

●	Q1 2026 Modern Oral Net Sales increased 133% to $52.0 million, accounting for 42% of total company net sales, up from 21% in Q1 2025.
●	Raising FY 2026 Modern Oral Sales guidance; Introducing FY 2026 EBITDA guidance

LOUISVILLE, KY – May 7, 2026 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, today announced financial results for the first quarter ended March 31, 2026.

Q1 2026 Financial Highlights

(All results reflect comparisons to prior-year period)

●	Total Consolidated Net Sales increased 16.8% to $124.3 million
o	Stoker's segment Net Sales increased 48.1%
o	Zig-Zag segment Net Sales decreased 22.4%
●	Gross Profit increased 14.6% to $68.3 million
●	Net Income decreased 19.0% to $11.7 million
●	Adjusted EBITDA decreased 6.5% to $25.9 million (see Schedule A for a reconciliation to net income)
●	Diluted EPS of $0.60 and Adjusted Diluted EPS of $0.76 compared to $0.79 and $0.91 respectively, in the same period one year ago (see Schedule B for a reconciliation to Diluted EPS)

“We delivered a strong first quarter, driven by continued momentum in Modern Oral and disciplined execution across the portfolio,” said Graham Purdy, President and CEO. “We believe we are in the early stages of a generational shift in nicotine consumption, with significant opportunity ahead as the category continues to evolve. We are investing behind our brands, commercial capabilities, and consumer reach to position us to capture meaningful share in white pouch, including through initiatives such as our recently announced TKO partnership featuring UFC. At the same time, our legacy brands continue to generate strong cash flow, providing the foundation to fund our strategic priorities. We remain confident in our ability to scale our modern oral business and drive long-term value for shareholders.”

Stoker’s Products Segment (70% of total net sales in the quarter)

For the first quarter, Stoker’s segment net sales increased 48.1% from the prior year to $87.6 million, driven by triple-digit growth in Modern Oral net sales.

For the first quarter, Stoker’s segment gross profit increased 39.1% from the prior year to $47.3 million. Gross profit as a percentage of net sales decreased to 54.0% for the three months ended March 31, 2026, from 57.5% of net sales for the three months ended March 31, 2025, primarily driven by margin contribution from modern oral products.

Zig-Zag Products Segment (30% of total net sales in the quarter)

For the first quarter, Zig-Zag segment net sales decreased 22.4% from the prior year to $36.7 million. The decrease in net sales was driven primarily by lower U.S. papers and wraps shipments.

For the first quarter, Zig-Zag segment gross profit decreased 18.1% from the prior year to $20.9 million. Gross profit as a percentage of net sales increased to 57.1% for the three months ended March 31, 2026, from 54.1% for the three months ended March 31, 2025, driven primarily by product mix.

Performance Measures in the First Quarter

Investment in the first quarter focused on sales and marketing efforts to support distribution and brand building. In the first quarter consolidated selling, general and administrative (“SG&A”) expenses increased 53.2% from the prior year to $55.8 million, inclusive of Modern Oral-related sales and marketing investments and increased outbound freight costs.

As of March 31, 2026 , ending cash was $192.4 million and net debt was $101.4 million. The Company ended the quarter with total liquidity of $265.0 million, comprised of $192.4 million in cash and $72.6 million of asset backed revolving credit facility capacity.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

 2026 Outlook

●	Full year Modern Oral Gross Sales of $280-$300 million (from $220- $240 million)
●	Full year Modern Oral Net Sales of $210-$225 million (from $180- $190 million)
●	Full Year Adjusted EBITDA of $70-$90 million, inclusive of investment in Modern Oral sales, marketing, and trade promotions

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 8:30 a.m. Eastern on Thursday, May 7, 2026. Investment community participants should dial in 10 minutes ahead of time using the toll-free number (800) 715-9871 (international participants should call (646) 307-1963) and follow the audio prompts after typing in the event ID: 4128483. A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Adjusted Operating Income (Loss). A reconciliation of these non-GAAP financial measures accompanies this release. Also note that a reconciliation of forward-looking non-GAAP measures, including EBITDA, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation.

About Turning Point Brands, Inc.

Turning Point Brands, Inc. (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic brand portfolio, including Zig-Zag®, Stoker’s®, FRE®, and ALP®. TPB’s products are available in more than 220,000 retail outlets in North America and on sites such as www.zigzag.com, www.frepouch.com, and www.alppouch.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including our outlook for 2026 with respect to Modern Oral Gross and Net Sales and Adjusted EBITDA . Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to, those included in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

This press release contains TPB’s preliminary determinations and current expectations, and such information is inherently uncertain. The preliminary estimates provided herein have been prepared by, and are the responsibility of, management and are subject to completion of TPB's customary quarter-end closing and review procedures and third-party review. As a result, TPB's reported information in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 may differ from this information, and any such differences may be material. In addition, the information furnished above does not include all of the information regarding TPB's financial condition and results of operations for the quarter ending March 31, 2026 that may be important to readers. As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of TPB's full first quarter 2026 results when such results are disclosed by TPB in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Investor Contacts

Turning Point Brands, Inc.

ir@tpbi.com

Financial Statements Follow on Subsequent Pages

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net sales	$124,278	$106,436
Cost of sales	55,983	46,826
Gross profit	68,295	59,610
Selling, general, and administrative expenses	55,811	36,421
Operating income	12,484	23,189
Other expense, net	63	-
Interest expense, net	4,423	4,414
Investment gain	(151)	(141)
Income from equity method investment	(2,983)	(150)
Loss on extinguishment of debt	-	1,235
Income from continuing operations before income taxes	11,132	17,831
Income tax (benefit) expense	(2,810)	2,040
Consolidated net income	13,942	15,791
Net income attributable to non-controlling interest	2,275	1,396
Net income attributable to Turning Point Brands, Inc.	$11,667	$14,395

Basic income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.61	$0.81
Diluted income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.60	$0.79
Weighted average common shares outstanding:
Basic	19,214,389	17,795,243
Diluted	19,474,877	18,249,306

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheets
(dollars in thousands except share data)
(unaudited)

	March 31,	December 31,
ASSETS	2026	2025
Current assets:
Cash	$192,439	$222,760
Accounts receivable, net of allowances of $228 in 2026 and $206 in 2025	27,473	25,726
Inventories, net	129,580	107,989
Other current assets	68,712	60,675
Total current assets	418,204	417,150
Property, plant, and equipment, net	40,584	36,247
Right of use assets	15,409	14,480
Deferred financing costs, net	1,019	1,180
Goodwill	135,974	136,097
Other intangible assets, net	63,731	64,042
Master Settlement Agreement (MSA) escrow deposits	29,786	29,887
Other assets	67,390	64,667
Total assets	$772,097	$763,750

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,889	$20,420
Accrued liabilities	35,394	54,587
Total current liabilities	71,283	75,007
Deferred income tax liability	8,363	8,289
Notes payable and long-term debt	293,885	293,625
Other long-term liabilities	2,034	4,138
Lease liabilities	11,043	10,708
Total liabilities	386,608	391,767

Stockholders’ equity:
Preferred stock, $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 20,824,677 issued shares and 19,367,534 outstanding shares at March 31, 2026, and 20,589,527 issued shares and 19,132,384 outstanding shares at December 31, 2025	218	216
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	205,542	203,627
Cost of repurchased common stock (1,457,143 shares at March 31, 2026 and 1,457,143 shares at December 31, 2025)	(47,637)	(47,637)
Accumulated other comprehensive loss	(2,090)	(1,563)
Accumulated earnings	209,730	199,661
Non-controlling interest	19,726	17,679
Total stockholders’ equity	385,489	371,983
Total liabilities and stockholders’ equity	$772,097	$763,750

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Consolidated net income	$13,942	$15,791
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	-	1,235
Loss on sale of property, plant, and equipment	-	40
Income from equity method investment	(2,983)	(150)
Gain on investments	(15)	-
Depreciation and other amortization expense	1,753	1,309
Amortization of other intangible assets	306	307
Amortization of deferred financing costs	421	448
Deferred income tax expense	96	1,716
Stock compensation expense	2,938	1,664
Noncash lease income	(807)	(380)
Changes in operating assets and liabilities:
Accounts receivable	(1,941)	(5,539)
Inventories	(21,700)	(8,310)
Other current assets	(8,062)	(5,399)
Other assets	(108)	(1,268)
Accounts payable	15,637	15,433
Accrued liabilities and other	(21,736)	512
Net cash (used in) provided by operating activities	$(22,259)	$17,409

Cash flows from investing activities:
Capital expenditures	$(5,139)	$(2,185)
Payment for equity investments	-	(2,783)
Purchases of investments	(2,283)	(714)
Proceeds from sale of investments	2,351	500
MSA escrow deposits, net	5	(48)
Net cash used in investing activities	$(5,066)	$(5,230)

Cash flows from financing activities:
Redemption of 2026 Notes	$-	$(250,000)
Proceeds from 2032 Notes	-	300,000
Payment of dividends	(1,671)	(1,385)
Payments of financing costs	-	(6,582)
Exercise of options	323	973
Redemption of options	-	(33)
Redemption of restricted stock units	(330)	(1,828)
Redemption of performance based restricted stock units	(1,014)	(2,625)
Net cash (used in) provided by financing activities	$(2,692)	$38,520

Net (decrease) increase in cash	$(30,017)	$50,699
Effect of foreign currency translation on cash	$(304)	$(48)

Cash, beginning of period:
Unrestricted	$222,760	$48,941
Restricted	1,914	1,961
Total cash at beginning of period	$224,674	$50,902

Cash, end of period:
Unrestricted	$192,439	$99,640
Restricted	1,914	1,913
Total cash at end of period	$194,353	$101,553

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss). We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Adjusted Operating Income (Loss) are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, income tax expense, depreciation, amortization. We define “Adjusted EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, income tax expense, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Net Income” as net income excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income (Loss)” as operating income (loss) excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures. Note that a reconciliation of forward-looking non-GAAP measures, including EBITDA, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2026	2025
Net income attributable to Turning Point Brands, Inc.	$11,667	$14,395
Add:
Interest expense, net	4,569	4,401
Loss on extinguishment of debt	-	1,235
Income tax (benefit) expense	(2,492)	2,040
Depreciation expense	794	828
Amortization expense	1,285	822
EBITDA	$15,823	$23,721
Components of Adjusted EBITDA
Corporate restructuring (a)	97	-
ERP/CRM (b)	-	211
Stock based compensation (c)	2,938	1,664
Transactional expenses and strategic initiatives (d)	145	176
Non-recurring legal (e)	153	-
FDA PMTA (f)	290	1,591
Mark-to-market gain on Canadian inter-company note (g)	(116)	315
Tariff adjustment (h)	5,903	-
Manufacturing start-up costs (i)	594	-
Honorarium (j)	63	-
Adjusted EBITDA	$25,890	$27,678

(a)	Represents costs associated with corporate restructuring, including severance and early retirement.
(b)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)	Represents non-cash stock options, restricted stock, PSRUs, etc.
(d)	Represents the fees incurred for transaction expenses.
(e)	Represents legal expenses incurred in connection with litigation related to an insurance claim.
(f)	Represents costs associated with applications related to FDA premarket tobacco production application ("PMTA").The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a one-time resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company currently has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the pending two are complete.
(g)	Represents a mark-to-market loss attributable to foreign exchange fluctuation.
(h)	Represents adjustment to current period costs of goods sold to exclude tariffs subject to refund.
(i)	Represents non-recurring expenses incurred during the start-up of manufacturing lines.
(j)	Represents an honorarium gift included in other expense, net.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands
Reconciliation of GAAP Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS
(dollars in thousands except share data)
(unaudited)

	Three Months Ended					Three Months Ended
	March 31, 2026					March 31, 2025
	Income from continuing operations before income taxes	Income tax expense (m)	Net loss attributable to non-controlling interest	Adjusted Net Income	Adjusted Diluted EPS	Income from continuing operations before income taxes	Income tax expense (m)	Net loss attributable to non-controlling interest	Net Income	Diluted EPS
GAAP Net Income and Diluted EPS	$11,132	$(2,810)	$2,275	$11,667	$0.60	$17,831	$2,040	$1,396	$14,395	$0.79

Loss on extinguishment of debt (a)	-	-	-	-	-	1,235	141	-	1,094	0.06
Corporate restructuring (b)	97	(24)	-	121	0.01	-	-	-	-	-
ERP/CRM (c)	-	-	-	-	-	211	24	-	187	0.01
Stock based compensation (d)	2,938	(742)	-	3,680	0.19	1,664	190	-	1,474	0.08
Transactional expenses and strategic initiatives(e)	145	(37)	-	182	0.01	176	20	-	156	0.01
Non-recurring legal (f)	153	(39)	-	192	0.01	-	-	-	-	-
FDA PMTA (g)	290	(73)	-	363	0.02	1,591	182	-	1,409	0.08
Mark-to-market loss on Canadian inter-company note (h)	(116)	29	-	(145)	(0.01)	315	36	-	279	0.02
Tariff adjustment (i)	5,903	(1,490)	-	7,393	0.38	-	-	-	-	-
Manufacturing start-up costs (j)	594	(150)	-	744	0.04	-	-	-	-	-
Honorarium (k)	63	(16)	-	79	0.00	-	-	-	-	-
Tax benefit (l)	-	9,475	-	(9,475)	(0.49)	-	2,329	-	(2,329)	(0.13)
Adjusted Net Income and Adjusted Diluted EPS	$21,199	$4,124	$2,275	$14,800	$0.76	$23,023	$4,963	$1,396	$16,664	$0.91

(a)	Represents loss on extinguishment of debt as a result of the redemptions of the 2026 Notes.
(b)	Represents costs associated with corporate restructuring, including severance and early retirement.
(c)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(d)	Represents non-cash stock options, restricted stock, PSRUs, etc.
(e)	Represents the fees incurred for transaction expenses.
(f)	Represents legal expenses incurred in connection with litigation related to an insurance claim.
(g)	Represents costs associated with applications related to FDA premarket tobacco production application ("PMTA").The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a one-time resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company currently has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the pending two are complete.
(h)	Represents a mark-to-market loss attributable to foreign exchange fluctuation.
(i)	Represents adjustment to current period costs of goods sold to exclude tariffs subject to refund.
(j)	Represents non-recurring expenses incurred during the start-up of manufacturing lines.
(k)	Represents an honorarium gift included in other expense, net.
(l)	Represents adjustment from quarterly tax rate to quarterly projected tax rate of 24% in 2026 and 21% in 2025.
(m)	Income tax expense calculated using the effective tax rate for the quarter of -25.2% in 2026 and 11.4% in 2025.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238